UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 15, 2016 (July 1, 2016)

TORCHMARK CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices)
Registrant’s telephone number, including area code: (972) 569-4000
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective July 1, 2016, Torchmark’s wholly owned subsidiaries United American Insurance Company (UA) and First United American Life Insurance Company (FUA) sold their Medicare Part D Prescription Drug Plan contracts (the Plans) to SilverScript Insurance Company (SSI).
Pursuant to the terms of the transaction, the purchase price will be based on the number of enrollees in the Plans as of January 1, 2017. The net impact of the sale will be included as discontinued operations in Torchmark’s financial statements and is expected to be immaterial to Torchmark’s net income due to the sales proceeds being offset against a write-off of approximately $15 million of deferred acquisition costs related to Part D.
UA and FUA will retain responsibility for the operating results of the Plans for the remainder of 2016 through reinsurance agreements with SSI.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: July 15, 2016

/s/ Carol A. McCoy
Carol A. McCoy, Vice President, Associate Counsel and Corporate Secretary